BEAR STEARNS

BEAR STEARNS FINANCIAL PRODUCTS INC.
383 MADISON AVENUE
NEW YORK, NEW YORK 10179
212-272-4009

DATE:	February 6, 2007
TO:	Supplemental Interest Trust, HSI Asset Loan Obligation Trust 2007-WF1
ATTENTION:	Citibank, N,A., Structured Finance Asset and Trust – HSI Asset Loan Obligation Trust 2007-WF1
TELEPHONE:	800-422-2066
FACSIMILE:	212-816-5527
FROM:	Derivatives Documentation
TELEPHONE:	212-272-2711
FACSIMILE:	212-272-9857
SUBJECT:	Fixed Income Derivatives Confirmation and Agreement
REFERENCE NUMBER:	FXNCC9145

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the " Transaction") between Bear Stearns Financial Products Inc. ("Bear Stearns") and HSI Asset Loan Obligation Trust 2007-WF1 (the "Counterparty"). Reference is hereby made to the Pooling and Servicing Agreement, dated as of January 1, 2007, among HSI Asset Securitization Corporation, as depositor ("Depositor"), CitiMortgage, Inc. as master servicer ("Master Servicer"), Citibank, N.A., as securities administrator ("Securities Administrator"), Wells Fargo Bank, N.A., as originator and servicer and as custodian ("Originator and Servicer" and "Custodian"), OfficeTiger Global Real Estate Services Inc., as credit risk manager ("Credit Risk Manager") and Deutsche Bank National Trust Company, as trustee ("Trustee") (the "Pooling and Servicing Agreement"). This letter agreement constitutes the sole and complete "Confirmation," as referred to in the "ISDA Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Master Agreement.

(1) This Confirmation is subject to the 2000 ISDA Definitions (the **"Definitions"**), as published by the International Swaps and Derivatives Association, Inc. (**"ISDA"**). Any reference to a "Swap Transaction" in the Definitions is deemed to be a reference to a "Transaction" for purposes of this Agreement, and any reference to a "Transaction" in this Agreement is deemed to be a reference to a "Swap Transaction" for purposes of the Definitions. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency - Cross Border) as published and copyrighted in 1992 by the International Swaps and Derivatives Association, Inc. (the **"ISDA Master Agreement"**), as if Bear Stearns and Counterparty had executed an agreement in such form on the date hereof, with a Schedule as set forth in Item 3 of this Confirmation (the "**Schedule**"), and an ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc., with Paragraph 13 thereof as set forth in Annex A hereto (the **"Credit Support Annex"**). For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement. In the event of any inconsistency among any of the following documents, the relevant document first listed shall govern: (i) this Confirmation, exclusive of the provisions set forth in Item 3 hereof and Annex A hereto; (ii) the Schedule; (iii) the Credit Support Annex; (iv) the Definitions; and (v) the ISDA

Master Agreement. Terms capitalized but not defined herein shall have the meanings attributed to them in the Pooling and Servicing Agreement.

Each reference herein to a "Section" (unless specifically referencing the Pooling and Servicing Agreement or to a "Section" of this Agreement will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a "Part" will be construed as a reference to Schedule; each reference herein to a "Paragraph" will be construed as a reference to a Paragraph of the Credit Support Annex.

(2) The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	With respect to any Calculation Period, the amount set forth for such period on Schedule I attached hereto.
Trade Date:	January 26, 2007
Effective Date:	July 25, 2007
Termination Date:	February 25, 2009, subject to adjustment in accordance with the Business Day Convention.
Fixed Amount (Premium):	
Fixed Rate Payer:	Counterparty
Fixed Rate Payer Payment Date:	February 6, 2007
Fixed Amount:	USD 16,000
Floating Amounts:	
Floating Rate Payer:	Bear Stearns
Cap Rate:	6.25000%
Floating Rate Payer Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing August 25, 2007 and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.
Floating Rate Payer Payment Dates:	Early Payment shall be applicable. One Business Day prior to each Floating Rate Payer Period End Date.
Floating Rate for initial Calculation Period:	To be determined.
Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Business Days:	New York
Business Day Convention:	Following
Calculation Agent:	Bear Stearns

(3) Provisions Deemed Incorporated in a Schedule to the ISDA Master Agreement:

Part 1. *Termination Provisions.*

For purposes of the ISDA Master Agreement:

(a) **"Specified Entity"** will not apply to Bear Stearns or Counterparty for any purpose.

(b) **"Specified Transactions"** will not apply to Bear Stearns or Counterparty for any purpose.

(c) The **"Failure to Pay or Deliver"** provisions of Section 5(a)(i) will apply to Bear Stearns and will apply to Counterparty; provided that notwithstanding anything to the contrary in Section 5(a)(i) or Paragraph 7 of the Credit Support Annex, any failure by Bear Stearns to comply with or perform any obligation to be complied with or performed by Bear Stearns under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(i) unless (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Bear Stearns.

(d) The **"Breach of Agreement"** provisions of Section 5(a)(ii) will apply to Bear Stearns and will not apply to Counterparty.

(e) The **"Credit Support Default"** provisions of Section 5(a)(iii) will apply to (x) Bear Stearns; provided that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Bear Stearns to comply with or perform any obligation to be complied with or performed by Bear Stearns under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Bear Stearns and (y) Counterparty solely in respect of Counterparty's obligations under Paragraph 3(b) of the Credit Support Annex.

(f) The **"Misrepresentation"** provisions of Section 5(a)(iv) will apply to Bear Stearns and will not apply to Counterparty.

(g) The "**Default under Specified Transaction**" provisions of Section 5(a)(v) will not apply to Bear Stearns or Counterparty.

(h) The "**Cross Default**" provisions of Section 5(a)(vi) will apply to Bear Stearns and will not apply to Counterparty.

"**Specified Indebtedness**" will have the meaning specified in Section 14.

"**Threshold Amount**" means USD 100,000,000.

(i) The "**Bankruptcy**" provisions of Section 5(a)(vii) will apply to Bear Stearns and will apply to Counterparty except that the provisions of Section 5(a)(vii)(2), (6) (to the extent that such provisions refer to any appointment contemplated or effected by the Pooling and Servicing Agreement or any appointment to which Counterparty has not become subject), (7) and (9) will not apply to Counterparty; provided that, with respect to Counterparty only, Section 5(a)(vii)(4) is hereby amended by adding after the words "against it" the words "(excluding any proceeding or petition instituted or presented by Bear Stearns)", and Section 5(a)(vii)(8) is hereby amended by deleting the words "to (7) inclusive" and inserting lieu thereof ", (3), (4) as amended, (5) or (6) as amended".

(j) The "**Tax Event Upon Merger**" provisions of Section 5(b)(iii) will apply to Bear Stearns and will apply to Counterparty; provided that Bear Stearns shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(k) The "**Credit Event Upon Merger**" provisions of Section 5(b)(iv) will not apply to Bear Stearns or Counterparty.

(l) The "**Automatic Early Termination**" provision of Section 6(a) will not apply to Bear Stearns or to Counterparty.

(m) Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Master Agreement:

(1) Market Quotation will apply; and

(2) the Second Method will apply;

provided that if Bear Stearns is the Defaulting Party or the sole Affected Party, the following provisions will apply:

(A) Section 6(e) of the ISDA Master Agreement will be amended by inserting on the first line "or is effectively designated" after "If an Early Termination Date occurs";

(B) The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

"***Market Quotation***" means, with respect to one or more Terminated Transactions, and a party making the determination, an amount determined on the basis of Firm Offers from Reference Market-makers that are Eligible Replacements. Each Firm Offer will be (1) for an amount that would be

paid to Counterparty (expressed as a negative number) or by Counterparty (expressed as a positive number) in consideration of an agreement between Counterparty and such Reference Market-maker to enter into a Replacement Transaction and (2) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The party making the determination (or its agent) will request each Reference Market-maker to provide its Firm Offer to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the designation or occurrence of the relevant Early Termination Date. The day and time as of which those Firm Offers are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. The Market Quotation shall be the Firm Offer actually accepted by Counterparty no later than the Business Day preceding the Early Termination Date. If no Firm Offers are provided by the second Business Day following the Early Termination Date, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Transactions cannot be determined.

(C) Counterparty shall use best efforts to accept a Firm Offer that would determine the Market Quotation. If more than one Firm Offer (which, if accepted, would determine the Market Quotation) is provided, Counterparty shall use commercially reasonable efforts to accept the Firm Offer (among such Firm Offers) which would require either (x) the lowest payment by the Counterparty to the Reference Market-maker, to the extent Counterparty would be required to make a payment to the Reference Market-maker or (y) the highest payment from the Reference Market-maker to Counterparty, to the extent the Reference Market-maker would be required to make a payment to the Counterparty. If only one Firm Offer (which, if accepted, would determine the Market Quotation) is provided, Counterparty shall use commercially reasonable efforts to accept such Firm Offer.

(D) Upon the written request by Counterparty to Bear Stearns, Bear Stearns shall obtain the Market Quotations on behalf of Counterparty.

(E) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of the ISDA Master Agreement shall be deleted in its entirety and replaced with the following:

"(3) *Second Method and Market Quotation.* If the Second Method and Market Quotation apply, (I) Counterparty shall pay to Bear Stearns an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Counterparty shall pay to Bear Stearns the Termination Currency Equivalent of the Unpaid Amounts owing to Bear Stearns and (III) Bear Stearns shall pay to Counterparty the Termination Currency Equivalent of the Unpaid Amounts owing to Counterparty; provided, however, that (x) the amounts payable under the immediately

preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Bear Stearns under the immediately preceding clause (III) shall not be netted-off against any amount payable by Counterparty under the immediately preceding clause (I)."

(n) **"Termination Currency"** means United States Dollars.

(o) **Additional Termination Events**. Additional Termination Events will apply:

(i) If, upon the occurrence of a Cap Disclosure Event (as defined in Part 5(l)(ii) below) Bear Stearns has not, within ten (10) calendar days after such Cap Disclosure Event complied with any of the provisions set forth in Part 5 (l) below, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

(ii) If, without the prior written consent of Bear Stearns where such consent is required under the Pooling and Servicing Agreement, an amendment or supplemental agreement is made to the Pooling and Servicing Agreement which amendment or supplemental agreement could reasonably be expected to have a material adverse effect on the interests of Bear Stearns under this Agreement, an Additional Termination Event shall have occurred with respect to Counterparty, Counterparty shall be the sole Affected Party and all Transactions hereunder shall be Affected Transaction.

(iii) (A) If a S&P First Level Downgrade has occurred and is continuing and Bear Stearns fails to take any action described under Part (5)(f)(i)(1), within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(B) If a S&P Second Level Downgrade has occurred and is continuing and Bear Stearns fails to take any action described under Part (5)(f)(i)(2) within the time period specified therein, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(C) If (A) a Moody's Second Level Downgrade has not occurred and been continuing for 30 or more Local Business Days and (B) Bear Stearns has failed to comply with or perform any obligation to be complied with or performed by Bear Stearns in accordance with the Credit Support Annex, then an Additional Termination Event shall have occurred with respect to Bear Stearns and Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event.

(D) If (A) a Moody's Second Level Downgrade has occurred and been continuing for 30 or more Local Business Days and (B) either (i) at least one Eligible Replacement has

made a Firm Offer to be the transferee or (ii) at least one entity that satisfies the Moody's Approved Ratings Threshold has made a Firm Offer to provide an Eligible Guaranty in respect of all of Bear Stearns' present and future obligations under this Agreement, then an Additional Termination Event shall have occurred with respect to Bear Stearns, Bear Stearns shall be the sole Affected Party with respect to such Additional Termination Event and all Transactions hereunder shall be Affected Transaction.

(p) **Limitation on Events of Default**. Notwithstanding the terms of Sections 5 and 6 of the ISDA Form Master Agreement, if at any time and so long as the Counterparty has satisfied in full all its payment obligations under Section 2(a)(i) of the ISDA Form Master Agreement and has at the time no future payment obligations, whether absolute or contingent, under such Section, then unless Bear Stearns is required pursuant to appropriate proceedings to return to the Counterparty or otherwise returns to the Counterparty upon demand of the Counterparty any portion of any such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Form Master Agreement with respect to the Counterparty shall not constitute an Event of Default or Potential Event of Default with respect to the Counterparty as Defaulting Party and (b) Bear Stearns shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Form Master Agreement only as a result of the occurrence of a Termination Event set forth in either Section 5(b)(i) or 5(b)(ii) of the ISDA Form Master Agreement with respect to Bear Stearns as the Affected Party, or Section 5(b)(iii) with respect to Bear Stearns as the Burdened Party.

Part 2. Tax Matters.

(a) Tax Representations.

(i) Payer Representations. For the purpose of Section 3(e) of the ISDA Master Agreement, each of Bear Stearns and the Counterparty will make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Master Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(1) the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Master Agreement;

(2) the satisfaction of the agreement contained in Sections 4(a)(i) and 4(a)(iii) of the ISDA Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Sections 4(a)(i) and 4(a)(iii) of the ISDA Master Agreement; and

(3) the satisfaction of the agreement of the other party contained in Section 4(d) of the ISDA Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the ISDA Master Agreement by reason of material prejudice to its legal or commercial position.

(ii) Payee Representations. For the purpose of Section 3(f) of the ISDA Master Agreement, each of Bear Stearns and the Counterparty make the following representations.

The following representation will apply to Bear Stearns:

Bear Stearns is a corporation organized under the laws of the State of Delaware and its U.S. taxpayer identification number is 13-3866307.

The following representation will apply to the Counterparty:

Counterparty represents that it is a trust created under the Pooling and Servicing Agreement governed by New York Law.

(b) Tax Provisions.

Notwithstanding the definition of "Indemnifiable Tax" in Section 14 of this Agreement, all Taxes in relation to payments by Bear Stearns shall be Indemnifiable Taxes (including any Tax imposed in respect of a Credit Support Document) unless (i) such Taxes are assessed directly against Counterparty and not by deduction or withholding by Bear Stearns or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Counterparty, no Tax shall be an Indemnifiable Tax.

Part 3. **Agreement to Deliver Documents**. For the purpose of Section 4(a) of the ISDA Master Agreement:

(i) Tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Bear Stearns	An original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by Bear Stearns, that eliminates U.S. federal withholding and backup withholding Tax on payments to Bear Stearns under this Agreement.	(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by Counterparty, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.
Counterparty	An original properly completed and executed United States Internal Revenue Service Form W-9 (or any successor thereto) with respect to any payments received or to be received by Counterparty.	(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) before December 31 of each third succeeding calendar year, (iv) promptly upon the reasonable demand by Bear Stearns, (v) prior to the expiration or obsolescence of any previously delivered form, and (vi) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

(ii) Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Bear Stearns and the Counterparty	Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to	Upon the execution and delivery of this Agreement and such Confirmation	Yes

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
	perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case may be		
Bear Stearns and the Counterparty	A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be	Upon the execution and delivery of this Agreement and such Confirmation	Yes
Bear Stearns and the Counterparty	An opinion of counsel of such party regarding the enforceability of this Agreement in a form reasonably satisfactory to the other party.	Upon the execution and delivery of this Agreement	No
Counterparty	An executed copy of the Pooling and Servicing Agreement	Concurrently with filing of each draft of the Pooling and Servicing Agreement with the U.S. Securities and Exchange Commission	No

Part 4 *Miscellaneous.*

(a) **Address for Notices**: For the purposes of Section 12(a) of the ISDA Master Agreement:

Address for notices or communications to Bear Stearns:

Address:	383 Madison Avenue, New York, New York 10179
Attention:	DPC Manager
Facsimile:	(212) 272-5823

with a copy to:

Address:	One Metrotech Center North, Brooklyn, New York 11201

Attention:	Derivative Operations - 7th Floor
Facsimile:	(212) 272-1634

(For all purposes)

Address for notices or communications to the Counterparty:

Address:	c/o Citibank, N.A., as Securities Administrator 388 Greenwich, 14th Floor New York, NY 10013
Attention:	Structured Finance Asset and Trust – HSI Asset Loan Obligation Trust 2007-WF1
Facsimile:	212-816-5527
Phone:	800-422-2066

(For all purposes)

(b) Account Details and Settlement Information:

Payments to Bear Stearns:

Citibank, N.A., New York
ABA Number: 021-0000-89, for the account of
Bear, Stearns Securities Corp.
Account Number: 0925-3186, for further credit to
Bear Stearns Financial Products Inc.
Sub-account Number: 102-04654-1-3
Attention: Derivatives Department

Payments to Counterparty:

Citibank, N.A.
New York, NY
ABA# 021-000-089
Account# 3617-2242
Ref: HALO 2006-WF1 Cap Account
ASTRA A/C# 106347

(c) **Process Agent**. For the purpose of Section 13(c) of the ISDA Master Agreement:

Bear Stearns appoints as its
Process Agent: Not Applicable

The Counterparty appoints as its
Process Agent: Not Applicable

(d) **Offices**. The provisions of Section 10(a) of the ISDA Master Agreement will not apply to this Agreement; neither Bear Stearns nor the Counterparty have any Offices other than as set forth in the Notices Section.

(e) **Multibranch Party**. For the purpose of Section 10(c) of the ISDA Master Agreement:

Bear Stearns is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(f) **Credit Support Document**.

Bear Stearns: The Credit Support Annex and any guaranty in support of Bear Stearns' obligations under this Agreement.

Counterparty: The Credit Support Annex.

(g) **Credit Support Provider**.

Bear Stearns: The guarantor under any guaranty in support of Bear Stearns' obligations under this Agreement.

Counterparty: Not Applicable

(h) **Governing Law**. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole, without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) **Jurisdiction.** Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting "; and" from the end of subparagraph 1 and inserting "." in lieu thereof, and (iii) deleting the final paragraph thereof.

(j) "**Affiliate**": Bear Stearns and Counterparty shall be deemed not to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) of the ISDA Master Agreement.

(k) **Netting of Payments**. The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Master Agreement will apply to each Transaction.

Part 5. **Other Provisions.**

(a) Section 3 of the ISDA Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

"(g) Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:

(1) Nonreliance. (i) It is acting for its own account, (ii) it is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction and (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, (iv) it has made its own investment, hedging and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party, (v) it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary, (vi) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction and (vii) it has not received from the other party any assurance or guaranty as to the expected results of this Transaction.

(2) Evaluation and Understanding.

(i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

(ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.

(5) Eligible Contract Participant. It constitutes an "eligible contract participant" as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.

(6) Line of Business. It has entered into this Agreement (including each Transaction governed hereby) in conjunction with its line of business or the financing of its business."

(b) **Non-Recourse**. Notwithstanding any provision herein or in the ISDA Master Agreement to the contrary, the obligations of Counterparty hereunder are limited recourse obligations of Counterparty, payable solely from the Cap Account and the proceeds thereof, in accordance with the terms of the Pooling and Servicing Agreement. In the event that the Cap Account and proceeds thereof should be insufficient to

satisfy all claims outstanding and following the realization of the Cap Account and the proceeds thereof, any claims against or obligations of Counterparty under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Securities Administrator shall not have liability for any failure or delay in making a payment hereunder to Bear Stearns due to any failure or delay in receiving amounts in the Cap Account from the Trust created pursuant to the Pooling and Servicing Agreement.

(c) **Severability**. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(d) **Consent to Recording**. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(e) **Waiver of Jury Trial**. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(f) **Rating Agency Downgrade**.

(i) S&P Downgrade:

(1) In the event that a S&P First Level Downgrade occurs and is continuing, then within 30 days after such rating downgrade, Bear Stearns shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer, (ii) obtain an Eligible Guaranty or (iii) post collateral in accordance with the Credit Support Annex.

(2) In the event that a S&P Second Level Downgrade occurs and is continuing, then within 10 Local Business Days after such rating withdrawal or downgrade, Bear Stearns shall, subject to the Rating Agency Condition with respect to S&P, at its own expense, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

(ii) Moody's Downgrade.

(1) In the event that a Moody's Second Level Downgrade occurs and is continuing, Bear Stearns shall as soon as reasonably practicable thereafter, at its own expense and using commercially reasonable efforts, either (i) procure a Permitted Transfer or (ii) obtain an Eligible Guaranty.

(g) **Payment Instructions.** Bear Stearns hereby agrees that, unless notified in writing by the Securities Administrator of other payment instructions, any and all amounts payable by Bear Stearns to the

Counterparty under this Agreement shall be paid to the Securities Administrator at the account specified herein.

(h) **Amendment.** No amendment, waiver, supplement or other modification of this Transaction shall be permitted by either party unless (i) each of S&P and Moody's have been provided notice of the same and (ii) such amendment, waiver, supplement, assignment or other modification satisfies the Rating Agency Condition.

(i) **Transfer**.

(i) The first paragraph of Section 7 is hereby amended in its entirety as follows:

"Subject to Section 6(b)(ii), Part 5(f) and Part 5(j), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) without (a) the prior written consent of the other party (which consent shall be deemed given by Counterparty if the transfer, novation or assignment is to an Eligible Replacement) and (b) satisfaction of the Rating Agency Condition with respect to S&P, except that:"

(ii) If an entity has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Counterparty) to be the transferee of a transfer, Counterparty shall, at Bear Stearns' written request and at Bear Stearns' expense, take any reasonable steps required to be taken by Counterparty to effect such transfer.

(j) **Transfer to Avoid Termination Event.** Section 6(b)(ii) is hereby amended by (i) deleting the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party," and (ii) deleting the last paragraph thereof and inserting the following:

"Notwithstanding anything to the contrary in Section 7 (as amended herein) and Part 5(i), any transfer by Bear Stearns under this Section 6(b)(ii) shall not require the consent of Party B; provided that:

(i) the transferee (the "Transferee") is an Eligible Replacement;

(ii) if the Transferee is domiciled in a different country or political subdivision thereof from both Bear Stearns and Party B, such transfer satisfies the Rating Agency Condition;

(iii) the Transferee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of any Tax (except in respect of default interest) amounts in excess of that which Bear Stearns would, on the next succeeding Scheduled Payment Date have been required to so withhold or deduct unless the Transferee would be required to make additional payments pursuant to Section 2(d) (i)(4) corresponding to such excess;

(iv) a Termination Event or Event of Default does not occur as a result of such transfer; and

(v) the Transferee confirms in writing that it will accept all of the interests and obligations in and under this Agreement which are to be transferred to it in accordance with the terms of this provision.

On and from the effective date of any such transfer to the Transferee, Bear Stearns will be fully released from any and all obligations hereunder."

(k) **Proceedings**. Bear Stearns shall not institute against or cause any other person to institute against, or join any other person in instituting against HSI Asset Loan Obligation Trust 2007-WF1 or Citibank, N.A., not individually but solely as Securities Administrator or the trust created pursuant to the Pooling and Servicing Agreement, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Class A and Class M Certificates (the "Certificates"). This provision shall survive the termination of this Agreement.

(l) **Compliance with Regulation AB.**

(i) Bear Stearns agrees and acknowledges that (the **"Depositor"**) is required under Regulation AB as defined under the Pooling and Servicing Agreement, to disclose certain financial information regarding Bear Stearns or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between Bear Stearns or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii) It shall be a Cap disclosure event (**"Cap Disclosure Event"**) if, on any Business Day after the date hereof, the Depositor requests from Bear Stearns the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by Depositor, in good faith, that such information is required under Regulation AB) (the **"Cap Financial Disclosure"**).

(iii) Upon the occurrence of a Cap Disclosure Event, Bear Stearns, within 10 calendar days, at its own expense, shall (1)(a) either (i) provide to Depositor the current Cap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to Depositor to incorporation by reference of such current Cap Financial Disclosure that are filed with the Securities and Exchange Commission in the reports of the Trust filed pursuant to the Exchange Act, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference of such accounting firm's report relating to their audits of such current Cap Financial Disclosure in the Exchange Act Reports of the Depositor, and (c) provide to the Depositor any updated Cap Financial Disclosure with respect to Bear Stearns or any entity that consolidates Bear Stearns within five days of the release of any such updated Cap Financial Disclosure; (2) secure another entity to replace Bear Stearns as party to this Agreement on terms substantially similar to this Agreement, which entity (or a guarantor therefor) meets or exceeds the Moody's Approved Ratings Thresholds and S&P Approved Ratings Threshold and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB, or (3) obtain a guaranty of Bear Stearns' obligations under this Agreement from an affiliate of Bear Stearns that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, and cause such affiliate to provide Cap Financial Disclosure and any future Cap Financial Disclosure, such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to the Cap Provider.

(iv) Bear Stearns agrees that, in the event that Bear Stearns provides Cap Financial Disclosure to Depositor in accordance with Part 5(l)(iii)(1) or causes its affiliate to provide Cap Financial

Disclosure to Depositor in accordance with clause Part 5(l)(iii)(3), it will indemnify and hold harmless Depositor, its respective directors or officers and any person controlling Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Cap Financial Disclosure or caused by any omission or alleged omission to state in such Cap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v) If the Securities Administrator and Depositor reasonably request, Bear Stearns shall provide such other information as may be necessary for Depositor to comply with Item 1115 of Regulation AB.

(vi) Each of the Securities Administrator and Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Securities Administrator's and the Depositor's rights explicitly specified in this Part 5(l).

(m) **Securities Administrator Liability Limitations**. It is expressly understood and agreed by the parties hereto that:

(i) this Agreement is executed and delivered by Citibank, N.A. ("Citibank"), not individually or personally but solely as Trustee of, and on behalf of, Supplemental Interest Trust HSI Asset Loan Obligation Trust 2007-WF1.

(ii) each of the representations, undertakings and agreements herein made on the part of the Counterparty is made and intended not as a personal representation, undertaking or agreement of Citibank but is made and intended for the purpose of binding only the Counterparty;

(iii) nothing herein contained shall be construed as imposing any liability upon Citibank, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; provided that nothing in this paragraph shall relieve Citibank from performing its duties and obligations under the Pooling and Servicing Agreement in accordance with the standard of care set forth therein;

(iv) under no circumstances shall Citibank be personally liable for the payment of any indebtedness or expenses of the Counterparty or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Counterparty under this Agreement or any other related documents, other than due to its negligence or willful misconduct in performing the obligations of the Securities Administrator under the Pooling and Servicing Agreement, all of which recourse shall be held solely to the assets of the Supplemental Interest Trust HSI Asset Loan Obligation Trust 2007-WF1;

(v) any resignation or removal of Citibank as Securities Administrator shall require the assignment of this agreement to the successor securities administrator, as provided in Article X of the Pooling and Servicing Agreement;

(vi) Citibank has been directed, pursuant to the Pooling and Servicing Agreement, to enter into this Agreement and to perform its obligations hereunder.

(n) **Substantial Financial Transaction**. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction

being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph shall be deemed repeated on the trade date of each Transaction.

(o) **Set-Off**. Except as expressly provided for in Section 2(c), Section 6 or Part 1(m)(E) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

(p) **Counterparts**. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(q) **Additional Defined Terms**.

(i) Capitalized terms used but nor defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

(ii) Additional Definitions:

"Eligible Guaranty" means an unconditional and irrevocable guaranty of all present and future payment obligations and obligations to post collateral of Bear Stearns or an Eligible Replacement to Counterparty under this Agreement that is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Counterparty, the form and substance of which guaranty are subject to the Rating Agency Condition with respect to S&P.

"Eligible Guarantor" means an entity that has credit ratings at least equal to the Moody's Required Ratings Threshold and S&P Approved Ratings Threshold.

"Eligible Replacement" means an entity that either (i) satisfies the S&P Approved Ratings Threshold and the Moody's Required Ratings Threshold or (ii) provides an Eligible Guaranty from an Eligible Guarantor.

"Firm Offer" means an offer which, when made, is capable of becoming legally binding upon acceptance.

"Moody's" means Moody's Investors Service, Inc., or any successor.

"Moody's Approved Ratings Threshold" means, with respect to (i) Bear Stearns, a Moody's counterparty rating of "A1" or above and (ii) with respect to any other entity (or its guarantor), (x) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A2" or above and a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-1" or above, or (y) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A1" or above.

"**Moody's First Level Downgrade**" means that no Relevant Entity satisfies the Moody's Approved Rating Threshold.

"**Moody's Required Ratings Threshold**" means, with respect to (i) Bear Stearns, a counterparty rating of "A3" or above and (ii) with respect to any other entity (or its guarantor), (x) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's and a short-term unsecured and unsubordinated debt rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or above or a short-term unsecured and unsubordinated debt rating from Moody's of "Prime-2" or above, or (y) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody's of "A3" or above.

"**Moody's Second Level Downgrade**" means that no Relevant Entity satisfies the Moody's Required Ratings Threshold.

"**Permitted Transfer**" means a transfer by novation by Bear Stearns to an entity (the "**Transferee**") of all, but not less than all, of Bear Stearns' rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Counterparty), (b) an Event of Default or Termination Event would not occur as a result of such transfer, (c) pursuant to a written instrument (the "**Transfer Agreement**"), the Transferee acquires and assumes all rights and obligations of Bear Stearns under the Agreement and the relevant Transaction, (d) Bear Stearns will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (e) either (A) Moody's has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations and any other representations regarding the status of the substitute counterparty, notice information and account details and other similar provisions; and (f) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

"**Rating Agency**" means each of Moody's and S&P.

"**Rating Agency Condition**" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each Rating Agency then providing a rating of the Certificates and any Notes and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of its then-current rating of the Certificates and any Notes.

"**Relevant Entity**" means Bear Stearns and any Eligible Guarantor under an Eligible Guaranty with respect to Bear Stearns.

"**Replacement Transaction**" means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Counterparty the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable

condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, as determined by Counterparty in its sole discretion, acting in a commercially reasonable manner.

"**S&P**" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

"**S&P Approved Ratings Threshold**" means with respect to (i) Bear Stearns, a counterparty rating of "A+" or above and (ii) with respect to any other entity (or its guarantor), a short-term unsecured and unsubordinated debt rating from S&P of "A-1" or above, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of "A+ or above.

"**S&P First Level Downgrade**" means that no Relevant Entity satisfies the S&P Approved Rating Threshold.

"**S&P Required Ratings Threshold**" means with respect to (i) Bear Stearns, a counterparty rating of "BBB" or above and (ii) with respect to any other entity (or its guarantor), a long-term unsecured and unsubordinated debt rating from S&P of "BBB-" or above.

"**S&P Second Level Downgrade**" means that no Relevant Entity satisfies the S&P Required Rating Thresholds.

(r) **Rating Agency Notifications.** Except as otherwise provided herein, no Early Termination Date shall be effectively designated hereunder shall be made by either party unless each Rating Agency has been given prior written notice of such designation.

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BEAR STEARNS IS AN OBLIGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation to **212-272-9857**. For inquiries regarding U.S. Transactions, please contact **Derivatives Documentation** by telephone at **212-272-2711.** For all other inquiries please contact **Derivatives Documentation** by telephone at **353-1-402-6233**. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

By: ______________________
Name: ANNIE MANEVITZ
Title: AUTHORIZED SIGNATORY

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

HSI ASSET LOAN OBLIGATION TRUST 2007-WF1
By: Citibank, N.A., not in its individual capacity but solely as Securities Administrator and trustee on behalf of the Supplemental Interest Trust

By: ______________________
Name: Cirino Emanuele
Title: Vice President

am

SCHEDULE I

(all such dates subject to adjustment in accordance with the Following Business Day Convention)

From and including	To but excluding	Notional Amount (USD)
Effective Date	8/25/2007	93,976,590.11
8/25/2007	9/25/2007	88,854,950.67
9/25/2007	10/25/2007	83,346,718.84
10/25/2007	11/25/2007	77,470,006.08
11/25/2007	12/25/2007	71,721,710.57
12/25/2007	1/25/2008	66,099,587.92
1/25/2008	2/25/2008	60,600,884.30
2/25/2008	3/25/2008	55,222,905.76
3/25/2008	4/25/2008	49,963,016.92
4/25/2008	5/25/2008	44,818,639.68
5/25/2008	6/25/2008	39,787,252.04
6/25/2008	7/25/2008	34,866,386.82
7/25/2008	8/25/2008	30,053,630.49
8/25/2008	9/25/2008	25,346,622.03
9/25/2008	10/25/2008	20,743,051.77
10/25/2008	11/25/2008	16,240,660.26
11/25/2008	12/25/2008	11,837,237.23
12/25/2008	1/25/2009	7,530,620.46
1/25/2009	Termination Date	3,318,694.80

EXECUTION

(Bilateral Form) (**ISDA** Agreements Subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the Master Agreement

dated as of February 6, 2007

between

Bear Stearns Financial Products, Inc.	and	Supplemental Interest Trust, HSI Asset Loan Obligation Trust 2007-WF1
("Party A")		("Party B")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraph 1. Interpretation

(a) ***Definitions and Inconsistency.*** Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) ***Secured Party and Pledgor.*** All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3. Credit Support Obligations

(a) ***Delivery Amount.*** Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "***Delivery Amount***" applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i) the Credit Support Amount

exceeds

(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) ***Return Amount.*** Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "***Return Amount***" applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii) the Credit Support Amount.

"***Credit Support Amount***" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a) *Conditions Precedent.* Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b) *Transfer Timing.* Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c) *Calculations.* All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

Substitutions.

(i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "***Substitute Credit Support***"); and

(ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "***Substitution Date***"); provided, however, that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5. Dispute Resolution

If a party (a "***Disputing Party***") disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the

case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

(C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6. Holding and Using Posted Collateral

(a) ***Care of Posted Collateral.*** Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b) *Eligibility to Hold Posted Collateral; Custodians.*

(i) *General.* Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii) *Failure to Satisfy Conditions.* If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii) *Liability.* The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) *Use of Posted Collateral.* Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d) *Distributions and Interest Amount.*

(i) *Distributions.* Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that

Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii) *Interest Amount.* Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8. Certain Rights and Remedies

(a) ***Secured Party's Rights and Remedies.*** If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b) ***Pledgor's Rights and Remedies.*** If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) ***Deficiencies and Excess Proceeds.*** The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) ***Final Returns.*** When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2,

(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

Paragraph 10. Expenses

(a) ***General.*** Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b) ***Posted Credit Support.*** The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes,

assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

(c) ***Liquidation/Application of Posted Credit Support.*** All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11. Miscellaneous

(a) ***Default Interest.*** A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) ***Further Assurances.*** Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c) ***Further Protection.*** The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

(d) ***Good Faith and Commercially Reasonable Manner.*** Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) ***Demands and Notices.*** All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) ***Specifications of Certain Matters.*** Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12. Definitions

As used in this Annex:

"***Cash***" means the lawful currency of the United States of America. "***Credit Support Amount***" has the meaning specified in Paragraph 3. "***Custodian***" has the meaning specified in Paragraphs 6(b)(i) and 13. "***Delivery Amount***" has the meaning specified in Paragraph 3(a). "***Disputing Party***" has the meaning specified in Paragraph 5.

"***Distributions***" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

"***Eligible Collateral***" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"***Eligible Credit Support***" means Eligible Collateral and Other Eligible Support.

"***Exposure***" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided, however, that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"***Independent Amount***" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"***Interest Amount***" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x) the amount of that Cash on that day; multiplied by

(y) the Interest Rate in effect for that day; divided by

(z) 360.

"***Interest Period***" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or

received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

"***Interest Rate***" means the rate specified in Paragraph 13.

"***Local Business Day***" unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

"***Minimum Transfer Amount***" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"***Notification Time***" has the meaning specified in Paragraph 13.

"***Obligations***" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

"***Other Eligible Support***" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"***Other Posted Support***" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

"***Pledgor***" means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

"***Posted Collateral***" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

"***Posted Credit Support***" means Posted Collateral and Other Posted Support.

"***Recalculation Date***" means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

"***Resolution Time***" has the meaning specified in Paragraph 13.

"***Return Amount***" has the meaning specified in Paragraph 3(b).

"***Secured Party***" means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

"***Specified Condition***" means, with respect to a party, any event specified as such for that party in Paragraph 13.

"***Substitute Credit Support***" has the meaning specified in Paragraph 4(d)(i).

"***Substitution Date***" has the meaning specified in Paragraph 4(d)(ii).

"***Threshold***" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"***Transfer***" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

"***Valuation Agent***" has the meaning specified in Paragraph 13.

"***Valuation Date***" means each date specified in or otherwise determined pursuant to Paragraph 13.

"***Valuation Percentage***" means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

"***Valuation time***" has the meaning specified in Paragraph 13.

"***Value***" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i) Eligible Collateral or Posted Collateral that is:

(A) Cash, the Amount thereof, and

(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

UNILATERAL CSA SCHEDULE[i]

Pledgor: **BEAR STEARNS FINANCIAL PRODUCTS INC.** (the "Pledgor")
Secured Party: **SUPPLEMENTAL INTEREST TRUST, HSI ASSET LOAN OBLIGATION TRUST 2007-WF1**(the "Secured Party")

Paragraph 13. Elections and Variables

(a) **Security Interest for "Obligations".** The term "Obligations" as used in this Annex includes no "additional obligations" within the meaning of Paragraph 12.

(b) **Credit Support Obligations.**

(i) **Delivery Amount, Return Amount and Credit Support Amount.**

(1) **Delivery Amount.** Paragraph 3(a) shall be amended by replacing the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" with the words "on each Valuation Date". The **"Delivery Amount"** with respect to Pledgor for any Valuation Date shall equal the greatest of:

(A) the amount by which the S&P Collateral Amount exceeds the S&P Value on such Valuation Date of all Posted Credit Support held by the Secured Party;

(B) the amount by which the Moody's First Level Collateral Amount exceeds the Moody's First Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party.

(C) the amount by which the Moody's Second Level Collateral Amount exceeds the Moody's Second Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party.

(2) **"Return Amount"** applicable to Secured Party for any Valuation Date shall equal the least of:

(A) the amount by which the S&P Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the S&P Collateral Amount;

(B) the amount by which the Moody's First Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Moody's First Level Collateral Amount.

(C) the amount by which the Moody's Second Level Value on such Valuation Date of all Posted Credit Support held by the Secured Party exceeds the Moody's Second Level Collateral Amount.

(3) **"Credit Support Amount"** shall be deleted in its entirety.

(ii) **Eligible Collateral.** The items set forth on the Collateral Schedule attached as Schedule A hereto will qualify as **"Eligible Collateral"** for the party specified.

---

[i] If currency hedge, update Moody's Collateral Amounts and Valuation Percentages

(iii) **Other Eligible Support.** None

(iv) **Thresholds.**

(A) **"Independent Amount"** means:
Pledgor: Not applicable.
Secured Party: Not applicable.

(B) **"Threshold"** means:
Pledgor: Not applicable.
Secured Party: Not applicable.

(C) **"Minimum Transfer Amount"** means USD100,000; provided, that if the aggregate Certificate Principal Balance and Note Principal Balance of Certificates and Notes rated by S&P is less than USD 50,000,000, the "Minimum Transfer Amount" shall mean USD 50,000.

(D) **Rounding**. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of USD10,000.

(c) **Valuation and Timing.**

(i) **"Valuation Agent"** means Pledgor.

(ii) **"Valuation Date"** means each Local Business Day[ii].

(iii) **"Valuation Time"** means the close of business on the Local Business Day in the city where the Valuation Agent is located immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) **"Notification Time"** means 11:00 A.M. (New York time).

(v) **Transfer Timing and Calculations.** Paragraphs 4(b) and 4(c) are hereby amended and restated in entirety as set forth below.

"(b) **Transfer Timing.** Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the Valuation Date; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day thereafter.

(c) **Calculations.** All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day following the day on which such relevant calculations are performed)."

[ii] If not daily valuations, changes are required in the collateral amounts and valuation percentages

(d) **Conditions Precedent.** There shall be no "Specified Condition" with respect to either party for purposes of this Annex.

(e) **Substitution**

(i) **"Substitution Date"** means (A) the Local Business Day on which the Secured Party receives the Substitute Credit Support, if notice of substitution is received by the Notification Time on such date, and (B) the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, if notice of substitution is received after the Notification Time.

(ii) **Consent of Secured Party for Substitution.** Inapplicable.

(iii) **Amendment of Paragraph 4(d)(ii).** Paragraph 4(d)(ii) is amended and restated in its entirety as set forth below:

"(ii) subject to Paragraph 4(a) of this Annex, the Secured Party will Transfer the items of Posted Credit Support specified by the Pledgor in its notice not later than the close of business on the Substitution Date, provided, however, that if the Secured Party shall not have received the Substitute Credit Support prior to 1:00 P.M. (New York time) on the Substitution Date, then the Secured Party shall Transfer the applicable items of Posted Credit Support not later than the close of business on the Local Business Day immediately following the day on which the Secured Party receives the Substitute Credit Support. Notwithstanding the foregoing, the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the Substitution Date equal to the Value of the Substitute Credit Support delivered by the Pledgor in exchange therefor."

(f) **Dispute Resolution.**

(i) **"Resolution Time"** means 12:00 noon, New York time, on the Local Business Day for both parties following the date the Disputing Party gives notice of a dispute pursuant to Paragraph 5.

(ii) **Value.** For the purpose of Paragraphs 5(i)(C) and 5(ii), disputes over the Value of Posted Credit Support will be resolved by the Valuation Agent seeking bid-side quotations as of the relevant Recalculation Date or date of Transfer, as applicable, from three parties that regularly act as dealers in the securities in question. The Value will be the arithmetic mean of the quotations obtained by the Valuation Agent, multiplied by the applicable Valuation Percentage, if any. If no quotations are available for a particular security, then the Valuation Agent's original calculation of Value thereof will be used for that security.

(iii) **Alternative.** Subject to item (iv) below, the provisions of Paragraph 5 will apply.

(iv) **Modification of Paragraph 5.** The introductory paragraph of Paragraph 5 shall be amended and restated to read in its entirety as follows:

"If a party (a 'Disputing Party') disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then:

(A) the Disputing Party will (x) notify the other party and, if applicable, the Valuation Agent of the amount it is disputing, (y) indicate what it believes the correct amount to be and (z) provide a statement showing, in reasonable detail,

how it arrived at such amount and the appropriate party will deliver the undisputed amount to the other party not later than (i) (a) the close of business on the Valuation Date, if the demand made under Paragraph 3 in the case of (I) above is made by the Notification Time, or (b) the close of business of the Local Business Day following the date on which the demand is made under Paragraph 3 in the case of (I) above, if such demand is made after the Notification Time, or (ii) the close of business of the date of Transfer, in the case of (II) above;

(B) the parties will consult with each other and provide such information as the other party shall reasonably request in an attempt to resolve the dispute; and

(C) if they fail to resolve the dispute by the Resolution Time, then:"

(g) **Holding and Using Posted Collateral.**

(i) **Eligibility to Hold Posted Collateral; Custodians.**

(1) The Secured Party and its Custodian (if any) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

(A) it is not a Defaulting Party;

(B) Posted Collateral consisting of Cash or certificated securities that cannot be paid or delivered by book-entry may be held only in any state of the United States which has adopted the Uniform Commercial Code;

(C) the short-term rating of any Custodian shall be at least "A-1" by S&P

(2) There shall be no Custodian for Pledgor.

(ii) **Use of Posted Collateral.** The provisions of Paragraph 6(c) will not apply to Secured Party and Secured Party will not have any right to use the Posted Collateral or take any action specified in Paragraph 6(c).

(h) **Distributions and Interest Amount.**

(i) **Interest Rate.** The **"Interest Rate"** will be the "Federal Funds (Effective)" rate as such rate is displayed on Telerate page 118 for such day under the caption "Effective".

(ii) **Amendment of Paragraph 6(d)(i) – Distributions.** Clause (d)(i) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

"(i) **Distributions.** If the Secured Party receives Distributions on a Local Business Day, it will Transfer to Pledgor not later than the following Local Business Day any Distributions it receives."

(iii) **Amendment of Paragraph 6(d)(ii) - Interest Amount.** Clause (d)(ii) of Paragraph 6 shall be amended and restated to read in its entirety as follows:

"(ii) **Interest Amount.** In lieu of any interest, dividends or other amounts paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor on the 20th day of each calendar month (or if such day is not a Local Business Day, the next

Local Business Day) the Interest Amount. Any Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2. For purposes of calculating the Interest Amount the amount of interest calculated for each day of the interest period shall be compounded monthly." Secured Party shall not be obligated to transfer any Interest Amount unless and until it has received such amount.

(i) **Demands and Notices.**

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement.

(j) **Addresses for Transfers.**

Pledgor: To be provided in writing by Pledgor to Secured Party.

Secured Party: [PLEASE PROVIDE]

(k) **Other Provision(s).**

(i) **Amendment of Paragraph 7 - Events of Default**. Clause (iii) of Paragraph 7 shall not apply to Secured Party.

(ii) **Non-Reliance**. Notwithstanding the obligations of the Secured Party under Paragraph 6(a), and without limiting the generality of the final sentence of Paragraph 6(a), each party, as Pledgor, acknowledges that it has the means to monitor all matters relating to all valuations, payments, defaults and rights with respect to Posted Collateral without the need to rely on the other party, in its capacity as Secured Party, and that, given the provisions of this Annex on substitution, responsibility for the preservation of the rights of the Pledgor with respect to all such matters is reasonably allocated hereby to the Pledgor.

(iii) **Agreement as to Single Secured Party and Pledgor**. Each of Pledgor and Secured Party agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Secured Party, (b) the term "Pledgor" as used in this Annex means only Pledgor, (c) only Pledgor makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Pledgor will be required to make Transfers of Eligible Credit Support hereunder.

(iv) **Trustee.** The Trustee is hereby authorized to (i) make demands on behalf of the Secured Party pursuant to Paragraph 3 hereunder and (ii) provide notice on behalf of the Secured Party pursuant to Paragraph 7 hereunder.

(v) **Collateral Account**. Secured Party shall at all times maintain all Posted Collateral in a segregated trust account.

(vi) **External Calculations**. At any time at which Pledgor (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall (at its own expense) obtain external calculations of the Secured Party's Exposure from at least two Reference Market-makers on the last Local Business Day of each calendar month. Any determination of the S&P

Collateral Amount shall be based on the greatest of the Secured Party's Exposure determined by the Valuation Agent and such Reference Market-makers. Such external calculation may not be obtained from the same Reference Market-maker more than four times in any 12-month period.

(vii) **Notice to S&P.** At any time at which Pledgor (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least "BBB+" from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party's Exposure and the Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks of the Secured Party's Exposure.

(viii) **Expenses.** Pledgor shall be responsible for all reasonable costs and expenses incurred by Secured Party in connection with the Transfer of any Eligible Collateral under this Annex.

(ix) **Additional Defined Terms.**

"DV01" means, with respect to a Transaction and any date of determination, the sum of the estimated change in the Secured Party's Exposure with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner. The Valuation Agent shall, upon request of Secured Party, provide to Secured Party a statement showing in reasonable detail such calculation.

"Moody's First Level Additional Collateralized Amount" means, with respect to any Transaction, the lesser of (x) the product of 15 and DV01 for such Transaction and such Valuation Date and (y) the product of 2% and the Notional Amount for such Transaction for the Calculation Period which includes such Valuation Date.

"Moody's First Level Collateral Amount" means, (A) for any Valuation Date on which (I) a Moody's First Level Downgrade has occurred and has been continuing (x) for at least 30 Local Business Days or (y) since this Annex was executed and (II) it is not the case that a Moody's Second Level Downgrade has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (a) zero and (b) the sum of the Secured Party's aggregate Exposure for all Transactions and the aggregate of Moody's First Level Additional Collateralized Amounts for each Transaction and (B)for any other Valuation Date, zero.

"Moody's First Level Value" means, for any date that the Moody's First Level Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the Moody's First Level Valuation Percentage for such security set forth on Schedule A hereto.

"Moody's Second Level Additional Collateralized Amount" means, with respect to any Transaction,

(1) if such Transaction is not a Transaction-Specific Hedge, the lesser of (i) the product of the 50 and DV01 for such Transaction and such Valuation Date and (ii) the product of 8% and the Notional Amount for such Transaction for the Calculation Period (as defined in the related Transaction) which includes such Valuation Date; or

(2) if such Transaction is a Transaction-Specific Hedge, the lesser of (i) the product of the 65 and DV01 for such Transaction and such Valuation Date and (ii) the product of 10%

and the Notional Amount for such Transaction for the Calculation Period (as defined in the related Transaction) which includes such Valuation Date.

"**Moody's Second Level Collateral Amount**" means, (A) for any Valuation Date on which it is the case that a Moody's Second Level Downgrade has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (a) zero, (b) the aggregate amount of the Next Payments for all Next Payment Dates and (c) the sum of the Secured Party's aggregate Exposure and the aggregate of Moody's Second Level Additional Collateralized Amounts for each Transaction and (B) for any other Valuation Date, zero.

"**Moody's Second Level Value**" means, for any date that the Moody's Second Level Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the Moody's Second Level Valuation Percentage for such security set forth on Schedule A hereto.

"**Next Payment**" means, in respect of each Next Payment Date, the greater of (i) the amount of any payments due to be made by the Pledgor pursuant to Section 2(a) on such Next Payment Date *less* any payments due to be made by the Secured Party under Section 2(a) on such Next Payment Date (in each case, after giving effect to any applicable netting under Section 2(c)) and (ii) zero.

"**Next Payment Date**" means the next scheduled payment date under any Transaction.

"**Remaining Weighted Average Maturity**" means, with respect to a Transaction, the expected weighted average maturity for such Transaction as determined by the Valuation Agent.

"**S&P Collateral Amount**" means, (A) for any Valuation Date on which a S&P First Level Downgrade has occurred and been continuing for at least 30 days or on which a S&P Second Level Downgrade has occurred and is continuing, an amount equal to the sum of (1) 100.0% of the Secured Party's Exposure for such Valuation Date and (2) the product of the Volatility Buffer for each Transaction and the Notional Amount of such Transaction for the Calculation Period (as defined in the related Transaction) of such Transaction which includes such Valuation Date, or (B) for any other Valuation Date, zero.

"**S&P Value**" means, for any date that the S&P Collateral Amount is determined and the Value of any Eligible Collateral or Posted Collateral that is a security, the bid price for such security obtained by the Valuation Agent multiplied by the S&P Valuation Percentage for such security set forth on Schedule A hereto.

"**Transaction-Specific Hedge**" means any Transaction that is a cap, floor or swaption or a Transaction in respect of which (x) the notional amount of the interest rate swap is "balance guaranteed" or (y) the notional amount of the interest rate swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

"**Volatility Buffer**" means, for any Transaction, the related percentage set forth in the following table:

The higher of the S&P short-term credit rating of (i) Pledgor and (ii) the Credit Support Provider of Pledgor, if applicable	Remaining Weighted Average Maturity up to 3 years	Remaining Weighted Average Maturity up to 5 years	Remaining Weighted Average Maturity up to 10 years	Remaining Weighted Average Maturity up to 30 years
"A-2" or higher	2.75%	3.25%	4.00%	4.75%
"A-3"	3.25%	4.00%	5.00%	6.25%
"BB+" or lower	3.50%	4.50%	6.75%	7.50%

IN WITNESS WHEREOF, the parties have executed this Annex on the respective dates specified below with effect from the date specified on the first page of this document.

BEAR STEARNS FINANCIAL PRODUCTS INC.	HSI ASSET LOAN OBLIGATION TRUST 2007-WF1 By: Citibank, N.A., not in its individual capacity but solely as Securities Administrator and trustee on behalf of the Supplemental Interest Trust
By:____________________ Name: ANNIE MA[illegible] Title: AUTHORIZED SIGNATORY Date:	By:____________________ Name: Cirino Emanuele Title: Vice President Date:

SCHEDULE A

COLLATERAL SCHEDULE

The Moody's First Level Valuation Percentages shall be used in determining the Moody's First Level Collateral Amount.

The Moody's Second Level Valuation Percentages shall be used in determining the Moody's Second Level Collateral Amount.

The S&P Valuation Percentages shall be used in determining the S&P Collateral Amount.

ISDA Collateral Asset Definition (ICAD) Code	Remaining Maturity	Moody's First Level Valuation Percentage	Moody's Second Level Valuation Percentage	S&P Valuation Percentage
US-CASH	N/A	100%	100%	100%
EU-CASH	N/A	98%	94%	92.5%
GB-CASH	N/A	98%	95%	94.1%
US-TBILL US-TNOTE US-TBOND (fixed rate)	< 1 Year	100%	100%	98.9%
	1 to 2 years	100%	99%	98.0%
	2 to 3 years	100%	98%	97.4%
	3 to 5 years	100%	97%	95.5%
	5 to 7 years	100%	96%	93.7%
	7 to 10 years	100%	94%	92.5%
	10 to 20 years	100%	90%	91.1%
	> 20 years	100%	88%	88.6%
US-TBILL US-TNOTE US-TBOND (floating rate)	All Maturities	100%	99%	Not Eligible Collateral
GA-US-AGENCY (fixed rate)	< 1 Year	100%	99%	98.5%
	1 to 2 years	100%	99%	97.7%
	2 to 3 years	100%	98%	97.3%
	3 to 5 years	100%	96%	94.5%
	5 to 7 years	100%	93%	93.1%
	7 to 10 years	100%	93%	90.7%
	10 to 20 years	100%	89%	87.7%
	> 20 years	100%	87%	84.4%
GA-US-AGENCY (floating rate)	All Maturities	100%	98%	Not Eligible Collateral
GA-EUROZONE-GOV (other than EU-CASH) (fixed rate)		Rated Aa3 or better by Moody's	Rated Aa3 or better by Moody's	Rated AAA or better by S&P
	< 1 Year	98%	94%	98.8%
	1 to 2 years	98%	93%	97.9%
	2 to 3 years	98%	92%	97.1%
	3 to 5 years	98%	90%	91.2%
	5 to 7 years	98%	89%	87.5%
	7 to 10 years	98%	88%	83.8%
	10 to 20 years	98%	84%	75.5%
	> 20 years	98%	82%	Not Eligible Collateral
GA-EUROZONE-GOV (other than EU-CASH) (floating rate)		Rated Aa3 or better by Moody's	Rated Aa3 or better by Moody's	Rated AAA or better by S&P
	All Maturities	98%	93%	Not Eligible Collateral

GA-GB-GOV (other than GB-CASH) (fixed rate)	< 1 Year	98%	94%	Not Eligible Collateral
	1 to 2 years	98%	93%	Not Eligible Collateral
	2 to 3 years	98%	92%	Not Eligible Collateral
	3 to 5 years	98%	91%	Not Eligible Collateral
	5 to 7 years	98%	90%	Not Eligible Collateral
	7 to 10 years	98%	89%	Not Eligible Collateral
	10 to 20 years	98%	86%	Not Eligible Collateral
	> 20 years	98%	84%	Not Eligible Collateral
GA-GB-GOV (other than GB-CASH) (floating rate)	All Maturities	98%	94%	Not Eligible Collateral

The ISDA Collateral Asset Definition (ICAD) Codes used in this Collateral Schedule shall have the meanings set forth in the Collateral Asset Definitions (First Edition – June 2003) as published and copyrighted in 2003 by the International Swaps and Derivatives Association, Inc.